Exhibit 3.3.10

CF	KANSAS SECRETARY OF STATE	07-21-2010	15:45:00
51-01	For-Profit Articles	1512 01	$90.00
of Incorporation		051 001 PP	3
		FILE#: 4433041	FILED BY KS SOS
CONTACT: Kansas Secretary of State, Ron Thomburgh

Memorial Hall, 1st Floor	(785) 296-4564
120 S.W. 10th Avenue	kssos@kssos.org
Topeka, KS 66612-1594	www.kssos.org	02714254

[SEAL]

INSTRUCTIONS: All information must be completed or this document will not be accepted for filing. Please read instructions sheet before completing.

1. Name of the corporation:	AMC ITD, INC.

2. Name of the resident agent and address of the registered office in Kansas:	The Corporation Company, Inc.	112 SW 7th Street, Suite 3C
Name	Street Address

Address must be a street address	Topeka	Kansas	66603
A P.O. box is unacceptable	City	State	Zip

3. Mailing address:	AMC ITD, INC	920 MAIN STREET
Address will be used to send official mail from the Secretary of State’s office	Attention Name	Address
KANSAS CITY	MO	64105	USA
City	State	Zip	Country

4. Tax closing month:	MARCH

5. Nature of corporation’s business or purpose:	MOTION PICTURE LICNESING

6. Total number of shares that this corporation is authorized to issue:	1000	shares of	COMMON	stock, class	par value of	$1.00	dollars each
shares of	stock, class	par value of	dollars each
shares of	stock, class	without nominal or par value
shares of	stock, class	without nominal or par value

*If applicable, state any designations, powers, rights, limitations or restrictions applicable to any class or any special grant of authority to be given to the board of directors:

1

7. Name and mailing address of each incorporator:	1) KELLY W SCHEMENAUER
Name
Do not leave blank	920 MAIN STREET	KANSAS CITY	MO	64105	USA
	Mailing address	City	State	Zip	Country
If additional space is needed please provide an attachment
2)
Name

	Mailing address	City	State	Zip	Country

3)
Name

	Mailing address	City	State	Zip	Country

8. Name and mailing address of the board of directors:	1) GERARDO I LOPEZ
Name
This must be completed if the incorporator’s power terminates once this document is filed	920 MAIN STREET	KANSAS CITY	MO	64105	USA
	Mailing address	City	State	Zip	Country

2) CRAIG R RAMSEY
If additional space is needed please provide an attachment	Name
	920 MAIN STREET	KANSAS CITY	MO	64105	USA
	Mailing address	City	State	Zip	Country

3) JOHN D MCDONALD
Name
	920 MAIN STREET	KANSAS CITY	MO	64105	USA
	Mailing address	City	State	Zip	Country

9. Duration of the corporation:	☒ Perpetual

☐ Date the corporation will cease
		Month	Day	Year

10. Effective date:	☒ Upon filing
A future effective date must be within 90 days of filing date
☐ Future effective date
		Month	Day	Year

11. I/We declare under penalty of perjury pursuant to the laws of the state of Kansas that the foregoing is true and correct and that I/we have remitted the required fee. Signatures must correspond exactly to the names of the incorporators listed in number 7.

/s/ Kelly W Schemenauer	JULY 20, 2010
Signature of incorporator	Date (month, day, year)

Signature of incorporator	Date (month, day, year)

Signature of incorporator	Date (month, day, year)